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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Transcisco Industries, Inc. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated May 3, 1995, with respect to the consolidated financial statements of Transcisco Industries, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1995 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Walnut Creek, California
December 15, 1995